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                                                                    EXHIBIT 23.3


                  [GALLAGHER, FLYNN & COMPANY, PLC LETTERHEAD]


CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated January 15, 2001 and January 31, 2000 included in JMAR Technologies, Inc.'s Form 8-K/A dated September 10, 2001 and to all references to our firm included in this registration statement.


/s/ GALLAGHER, FLYNN & COMPANY, PLC
-----------------------------------
  Gallagher, Flynn & Company, PLC


Burlington, Vermont
September 10, 2001